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                                                                  Exhibit 10.5

                 AMENDMENT NO. 1 TO IDERA PHARMACEUTICALS, INC.
                        1995 EMPLOYEE STOCK PURCHASE PLAN

                                Dated June 2006*



That the first paragraph of the Idera Pharmaceuticals, Inc. 1995 Employee Stock Purchase Plan be deleted in its entirety and the following be substituted therefor:

       "The purpose of this Plan is to provide eligible employees of Idera Pharmaceuticals, Inc. (the "Company") and certain of its subsidiaries with opportunities to purchase shares of the Company's Common Stock (the "Common Stock"). One Hundred Twenty Five Thousand (125,000) shares of Common Stock in the aggregate have been approved for this purpose."


















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* Reflects amendment to Plan approved by the Company's stockholders on June 7,
2006 and the one-for-eight reverse stock split effected on June 29, 2006.